UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 25, 2007

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2007, Ariba, Inc. (the “Company” or “Ariba”) announced its financial results for its fourth quarter and fiscal year 2007, ended September 30, 2007, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information set forth herein in response to Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

About Non-GAAP Financial Measures

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The attached press release contains non-GAAP financial information. This non-GAAP financial information includes non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

In the press release attached hereto as Exhibit 99.1, Ariba has provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given period.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 23, 2007, management of Ariba determined that the Company will reclassify a portion of its deferred revenue from long-term to short-term deferred revenue for the fiscal year ended September 30, 2006 and for each of the fiscal quarters ended December 31, 2006 and March 31 and June 30, 2007. The amount of the reclassification as of September 30, 2006 is $19.1 million, which has the effect of increasing short-term deferred revenue from $40.0 million to $59.1 million and reducing long-term deferred revenue from $25.6 million to $6.5 million. The Company is in the process of determining the amount of the reclassification for each of the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007. The reclassification will not affect the aggregate amount of deferred revenue for each of the affected reporting periods.

The determination to reclassify deferred revenue as described above was made by the Company’s management with the concurrence of the Audit Committee of the Company’s Board of Directors. Management and the Audit Committee discussed this determination with Ernst & Young LLP, the Company’s independent registered accountants.

The Company will disclose the reclassification of deferred revenue as of September 30, 2006 in its Form 10-K for the fiscal year ended September 30, 2007, which the Company expects to file with the Securities Exchange Commission in November 2007. The Form 10-K will also disclose the amount of the reclassification for each of the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007.

The Company’s financial statements for the fiscal year ended September 30, 2006 and for the fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, the related report of Ernst & Young accompanying the Company’s financial statements for the fiscal year ended September 30, 2006 and all related earnings press releases and communications should not be relied upon with respect to any statements regarding the Company’s short-term and long-term deferred revenue for the affected reporting periods.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Ariba, Inc. dated October 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 25, 2007	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Ariba, Inc. dated October 25, 2007